       As filed with the Securities and Exchange Commission on December 20, 2001
                                                         Registration No. __-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             SANMINA-SCI CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                                    77-0228183
(State of incorporation)                 (I.R.S. Employer Identification Number)


                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                             ---------------------

                         1994 STOCK OPTION INCENTIVE PLAN
                            (Full title of the plan)
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)
        SCI SYSTEMS, INC. BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                             ---------------------


                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SANMINA-SCI CORPORATION
                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

=================================================================================================
                                CALCULATION OF REGISTRATION FEE

                                                      PROPOSED
                                                      MAXIMUM         PROPOSED
                                                      OFFERING        MAXIMUM         AMOUNT OF
      TITLE OF SECURITIES TO         AMOUNT TO BE    PRICE PER       AGGREGATE       REGISTRATION
           BE REGISTERED              REGISTERED       SHARE      OFFERING PRICE         FEE
1994 STOCK OPTION INCENTIVE PLAN
Common Stock,
   $0.10 par value, shares          7,143,361 shares   $17.25     $123,222,977.20     $29,450.29
   outstanding(1)
2000 STOCK INCENTIVE PLAN
Common Stock,
   $0.10 par value, shares          5,381,287 shares   $20.40     $109,778,254.80     $26,237.00
   outstanding(2)
SCI SYSTEMS BOARD OF DIRECTORS
DEFERRED COMPENSATION PLAN
Common Stock,
   shares outstanding(3)               25,334 shares   $24.42     $    618,656.28     $   147.86
TOTAL                              12,549,982 SHARES                                  $55,835.15
================================================================================================

----------
(1) Calculated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of $17.25 as to 7,143,361 outstanding but unexercised options to purchase Common Stock.

(2) Calculated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of $20.40 as to 5,381,287 outstanding but unexercised options to purchase Common Stock.

(3) Calculated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of $24.42 as to 25,334 outstanding but unexercised options to purchase Common Stock.
================================================================================

                             SANMINA-SCI CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

THE DOCUMENT(s) CONTAINING INFORMATION SPECIFIED BY PART I OF THIS FORM S-8 REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") HAVE BEEN OR WILL BE SENT OR GIVEN TO PARTICIPANTS IN THE PLANS LISTED IN THE COVER OF THE REGISTRATION STATEMENT (THE "PLANS") AS SPECIFIED BY RULE 428(b)(1) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Sanmina-SCI Corporation (the "Registrant") with the Securities and Exchange Commission (File No. 0-21272):

     (1) Annual Report on Form 10-K for the fiscal year ended September 30,
2000.

     (2) Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001; March 31, 2001; and December 30, 2000.

     (3) Current Reports on Form 8-K dated July 17, 2001; May 21, 2001; May 14, 2001; March 2, 2001; March 1, 2001; February 26, 2001; February 22, 2001;
February 15, 2001; January 31, 2001; and January 26, 2001.

     (4) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on February 19, 1993, including any amendment or report filed for the purpose of updating such description.

     (5) The description of Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A/A, filed on May 25, 2001, including any amendment or report filed for the purpose of updating such description.

     (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The general effect of Section 145 of the Delaware General Corporation Law, the Company's charter documents and the indemnification agreements is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

      EXHIBIT
      NUMBER                            DESCRIPTION
      -------                           -----------
        4.1      1994 Stock Option Incentive Plan

        4.2      2000 Stock Incentive Plan

        4.3      SCI Systems, Inc. Board of Directors Deferred Compensation Plan

        5.1      Opinion of Counsel as to the legality of securities being registered

       23.1      Consent of Counsel (contained in Exhibit 5.1)

       23.2      Consent of Arthur Andersen LLP, Independent Public Accountants

       24.1      Power of Attorney (see page II-5)


ITEM 9. UNDERTAKINGS.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporate Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of December, 2001.

                                     SANMINA-SCI CORPORATION

                                     By:            /s/ JURE SOLA
                                         ---------------------------------------
                                                      Jure Sola
                                         Co-Chairman and Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Randy W. Furr, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                        DATE
               ---------                                -----                        ----


             /s/ JURE SOLA                Co-Chairman of the Board, Chief       December 20, 2001
----------------------------------------  Executive Officer and Director
               Jure Sola                  (Principal Executive Officer)


        /s/ A. EUGENE SAPP, JR.           Co-Chairman of the Board and          December 20, 2001
----------------------------------------  Director
          A. Eugene Sapp, Jr.


             /s/ RANDY FURR               President, Chief Operating            December 20, 2001
----------------------------------------  Officer and Director
               Randy Furr


           /s/ RICK R. ACKEL              Executive Vice President and          December 20, 2001
----------------------------------------  Chief Financial Officer
             Rick R. Ackel                (Principal Financial and
                                          Accounting Officer)


             /s/ NEIL BONKE               Director                              December 20, 2001
----------------------------------------
               Neil Bonke


            /s/ JOHN BOLGER               Director                              December 20, 2001
----------------------------------------
              John Bolger



            /s/ MARIO ROSATI              Director                              December 20, 2001
----------------------------------------
              Mario Rosati


           /s/ JOSEPH SCHELL              Director                              December 20, 2001
----------------------------------------
             Joseph Schell


          /s/ WAYNE SHORTRIDGE            Director                              December 20, 2001
----------------------------------------
            Wayne Shortridge


       /s/ BERNARD VONDERSCHMITT          Director                              December 20, 2001
----------------------------------------
         Bernard Vonderschmitt


           /s/ JACKIE M. WARD             Director                              December 20, 2001
----------------------------------------
             Jackie M. Ward

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                    EXHIBITS

-------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                             SANMINA-SCI CORPORATION

                                December 20, 2001

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                       DESCRIPTION
-------                       -----------
   4.1       1994 Stock Option Incentive Plan

   4.2       2000 Stock Incentive Plan

   4.3       SCI Systems, Inc. Board of Directors Deferred Compensation Plan

   5.1       Opinion of Counsel as to the legality of securities being registered

  23.1       Consent of Counsel (contained in Exhibit 5.1)

  23.2       Consent of Arthur Andersen LLP, Independent Public Accountants